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                                                                    Exhibit 24B

                            Angelo Chinnici, M.D.
                              601 Sunset Avenue
                            Asbury Park, NJ 07712


                                                               August 7, 1996


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Suite 501
Hallandale, Fl. 33009



Re:    Consent



Gentlemen:

I hereby consent to the use of my name and reference to me in the Registration Statement of Advanced Viral Research Corp. and any amendments thereto.





                                           /S/ Angelo Chinnici, M.D.
                                           -------------------------
                                           Angelo Chinnici, M.D.